UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ARAVIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

August 4, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Aravive, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Aravive, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, September 22, 2022 at 8:00 a.m. Eastern Time at The Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina, 27513. The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2022 Annual Meeting.

At the 2022 Annual Meeting, stockholders will vote on the following matters:

(1)

to elect the three (3) nominees for Class II director named in the accompanying proxy statement to our Board of Directors, each to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2022;
(3)	to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement; and
(4)	to transact such other business as may properly come before the 2022 Annual Meeting or any adjournments or postponements of the 2022 Annual Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 28, 2022 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2022 Annual Meeting or any adjournment or postponement of the 2022 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection during the ten days preceding the meeting at the Company’s offices located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 22, 2022.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS.  IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INLCUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU.

On behalf of the Board of Directors and the employees of Aravive, Inc. we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

/s/ Gail McIntyre, Ph.D. Gail McIntyre, Ph.D.
Chief Executive Officer and Director

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

PROXY STATEMENT

For the 2022 Annual Meeting of Stockholders to be held on September 22, 2022

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.0001 par value per share, of Aravive, Inc., a Delaware corporation (including its consolidated subsidiaries, referred to herein as “Aravive,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of Aravive (the “Board of Directors”) of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) to be held on September 22, 2022, beginning at 8:00 a.m., Eastern Time, at The Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina, 27513 and at any adjournment or postponement of our 2022 Annual Meeting. The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2022 Annual Meeting.

The Board of Directors is soliciting votes (1) FOR each of the three (3) Class II directors named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2022; and (3) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

ANNUAL MEETING ADMISSION

Only stockholders as of July 28, 2022 (the “Record Date”) may attend the 2022 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the Record Date. Such evidence of ownership can be your proxy card. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2022 Annual Meeting, you will be required to present proof of your ownership of our common stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2022 Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2022 Annual Meeting.

Information on how to obtain directions to attend the 2022 Annual Meeting is available at: www.aravive.com.

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2022 Annual Meeting including at any adjournments or postponements thereof, to be held on Thursday, September 22, 2022 at 8:00 a.m. Eastern Time.

You are invited to attend the 2022 Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the 2022 Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2022 Annual Meeting.  The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), are being distributed and made available on or about August 8, 2022.

Q:	Why am I receiving these materials?

A:

We have sent you these proxy materials because the Board of Directors of Aravive is soliciting your proxy to vote at the 2022 Annual Meeting, including at any adjournments or postponements of the 2022 Annual Meeting.

Q:	Who can vote at the 2022 Annual Meeting?

A:

Only stockholders of record at the close of business on July 28, 2022 (the “Record Date”), will be entitled to vote at the 2022 Annual Meeting. On the Record Date, there were 30,518,269 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 28, 2022 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may directly vote your shares in person at the 2022 Annual Meeting or submit a proxy to have your shares voted. Even if you plan to attend the 2022 Annual Meeting, we urge you to fill out and return the enclosed proxy card or submit a proxy on the internet or telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 28, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2022 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Q:	What information is contained in the Proxy Statement?

A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2022 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	How do I get electronic access to the proxy materials?

A:	This Proxy Statement and the 2021 Annual Report are available at www.aravive.com.

Q:	What items of business will be voted on at the 2022 Annual Meeting?

A:

The three (3) items of business scheduled to be voted on at the 2022 Annual Meeting are: (1) the election of our Class II directors named herein; (2) the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2022; and (3) the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Q:	How does the Board of Directors recommend that I vote?

A:

The Board of Directors recommends that you vote your shares (1) FOR the three (3) nominees for Class II directors named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2022; and (3) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Q:	What shares can I vote?

A:

You may vote or cause to be voted all shares owned by you as of the close of business on July 28, 2022, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	How may I vote?

A:

You may either vote FOR all of the nominees to the Board of Directors or you may WITHHOLD your vote for any nominee you specify. With respect to Proposals 2 and 3, you may vote FOR, AGAINST, or ABSTAIN. On Proposals 2 and 3, if you ABSTAIN, it has the same effect as a vote AGAINST.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may have your shares voted by proxy using the enclosed proxy card, or submit your proxy through the internet or by telephone. We urge you to have your shares voted by proxy to ensure your vote is counted.

•

To have your shares voted using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2022 Annual Meeting, the proxyholder will vote your shares as you direct.

•

To have your shares voted through a proxy submitted by the internet, go to http://www.voteproxy.com to complete an electronic proxy card. If you submit your proxy by telephone call 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and follow the instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your internet or telephonic proxy must be received by 11:59 p.m., Eastern Time on September 21, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Aravive. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of July 28, 2022.

Q:	What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 and 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:

If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, FOR the election of all nominees for director, and FOR Proposals 2 and 3. If any other matter is properly presented at the 2022 Annual Meeting, the proxyholder (one of the individuals named on your proxy card) will vote your shares in his or her discretion.

Q:	Can I change my vote or revoke my proxy?

A:

You may change your vote or revoke your proxy at any time before the final vote at the 2022 Annual Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098; (2) submit a later-dated proxy (either by mail, telephone or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date.  You may also revoke your proxy by attending the 2022 Annual Meeting and voting in person.  Attendance at the 2022 Annual Meeting alone will not revoke your proxy.

For shares you hold beneficially, you may change your voting instructions by following the instructions provided by your broker or bank.

Q:	Who can help answer my questions?

A:

If you have any questions about the 2022 Annual Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact the Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, or by phone at (936) 355-1910.

Q:	How are votes counted?

A:

In the election of directors, you may vote FOR any of the three (3) nominees for Class II directors named herein or you may direct your vote to be WITHHELD with respect to any of the three (3) nominees.

With respect to the other proposals, Proposals 2 and 3, you may vote, FOR, AGAINST or ABSTAIN. On these proposals, if you ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct.

Q:	What is a quorum and why is it necessary?

A:

Conducting business at the 2022 Annual Meeting requires a quorum. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote at the 2022 Annual Meeting are present at the 2022 Annual Meeting in person or by proxy. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the 2022 Annual Meeting in person. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the 2022 Annual Meeting may be adjourned by the chairperson of the 2022 Annual Meeting or the vote of the stockholders holding a majority of the shares present at the meeting in person or represented by proxy may adjourn the 2022 Annual Meeting to another date.

Q:	What is the voting requirement to approve each of the proposals?

A:

For Proposal 1 (the election of directors), the three (3) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the 2022 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions, WITHHELD votes and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2 (ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2022), must receive the affirmative vote from the holders of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the 2022 Annual Meeting. Accordingly, abstentions on this proposal will have the same effect as a vote AGAINST the proposal. Because Proposal 2 is a routine matter for which brokers have discretion, broker non-votes may not exist for this matter. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board of Directors (the “Audit Committee”) or the Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Aravive and its stockholders.

To be approved, Proposal 3, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive FOR votes from the holders of a majority of the shares present or represented by proxy and entitled to vote on that proposal at the 2022 Annual Meeting. Abstentions will have the same effect as an against vote. Broker non-votes will have no effect. This vote is advisory, and therefore is not binding on us, the Compensation Committee of the Board of Directors (the “Compensation Committee”) or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2022 Annual Meeting is Proposal 2. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for the nominees for director in Proposal 1 or on the advisory vote on the compensation of our named executive officers in Proposal 3, your broker may not exercise discretion and may not vote your shares on those proposals.

For purposes of Proposal 1, broker non-votes are not considered to be “votes cast” at the 2022 Annual Meeting and, for purposes of Proposal 3, broker non-votes are not “entitled to vote” on the matter. As such, a broker non-vote will not be counted as a vote FOR or WITHHELD with respect to a director in Proposal 1 or a vote FOR or AGAINST with respect to Proposal 3; and, therefore, will have no effect on the outcome of the vote on any such proposal. For purposes of Proposal 1, abstentions are not considered to be “votes cast” and, for purposes of Proposals 2 and 3, abstentions are entitled to vote on the proposals. As such, abstentions will have the effect of a vote AGAINST Proposal 2 and Proposal 3, and will have no effect on the outcome of the vote on Proposal 1.

We encourage you to vote FOR each of the nominees named in Proposal 1 and vote FOR Proposal 2 and vote FOR Proposal 3.

Q:	What should I do if I receive more than one Proxy Statement?

A:

You may receive more than one Proxy Statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Statement. Please follow the voting instructions on all of the Proxy Statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the 2022 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2022 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2022 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2022 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	What happens if additional matters are presented at the 2022 Annual Meeting?

A:

Other than the three (3) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2022 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. Gail McIntyre, our Chief Executive Officer, and Mr. Rudy Howard, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2022 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:

Each share of our common stock that is issued and outstanding as of the close of business on July 28, 2022, the Record Date, is entitled to be voted on all items being voted on at the 2022 Annual Meeting, with each share being entitled to one vote on each matter. As of the Record Date, July 28, 2022, 30,518,269 shares of common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Aravive or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the 2022 Annual Meeting?

A:

The Board of Directors is making this solicitation on behalf of Aravive, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies for this year. We will pay D.F. King & Co., Inc. fees of not more than $10,000 plus expense reimbursement for its services. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards. Please contact D.F. King & Co., Inc. toll-free at (800) 578-5378 with any questions you may have regarding our proposals.

Q:	When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2023 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company in writing not later than April 6, 2023 at Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098. If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2023 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2023 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. However, if we hold the 2023 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. In addition, the stockholder must comply with the requirements set forth in our Bylaws and the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal or nomination and each proposal or nomination that such stockholder intends to present at the 2023 Annual Meeting.

See “Stockholder Proposals For the 2023 Annual Meeting.”

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight (8) directors and is divided into three classes. Each class serves for three (3) years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the 2022 Annual Meeting, directors in Class III will stand for election at the 2023 Annual Meeting of stockholders and directors in Class I will stand for election at the 2024 Annual Meeting of stockholders. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively.

At the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors proposed that Amato Giaccia, Ph.D., John Hohneker, M.D. and Michael Rogers, as Class II nominees, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at the 2025 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

The following is a brief biography of each nominee and each director whose term will continue after the 2022 Annual Meeting.

Nominees to the Board of Directors

Each of the Class II director nominees and their age, position with our company and the expiration of their respective term on the Board of Directors (assuming they are re-elected at the 2022 Annual Meeting) are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director Nominee	Age	Position	Director Since	Term Expires
Amato Giaccia, Ph.D.	63	Director	2018	2025
John Hohneker, M.D.	62	Director	2021	2025
Michael Rogers	62	Director	2020	2025

Amato Giaccia, Ph.D., Director

Dr. Giaccia has served as a member of the Board of Directors since October 12, 2018.  Prior to that, he also served as a member of the board of directors of Private Aravive from August 2010 to October 2018 and as Acting Chief Scientific Officer of Private Aravive from January 2017 until October 12, 2018. Dr. Giaccia also served as Professor of Radiation Oncology, Associate Chair for Research & Director of the Division of Radiation & Cancer Biology in the Department of Radiation Oncology at Stanford University School of Medicine, a position he has held since 2011 and has been a Director of Oxford Institute of Radiation Oncology since January 2019.  He is also the Associate Director for Basic Science and leader of the Radiation Biology Program in Stanford Cancer Institute. He has also served as the Director of the Cancer Biology Interdisciplinary Graduate Program and is currently the “Jack, Lulu and Sam Willson Professor in Cancer Biology” in the Stanford University School of Medicine. He received his Ph.D. from the University of Pennsylvania.

We believe that Dr. Giaccia is able to make valuable contributions to the board of directors due to his extensive scientific and medical knowledge and experience and his familiarity with Aravive’s technology as the leader of the laboratory in which it originated.

John A. Hohneker, M.D., Director

Dr. Hohneker has served as a member of the Board of Directors since May 12, 2021. Dr. Hohneker has 30 years of drug development and leadership experience within the biotech and pharmaceutical industry. Dr. Hohneker served as President and Chief Executive Officer of Anokion SA, a biotechnology company, from January 2018 to February 2021. Prior to joining Anokion SA, Dr. Hohneker was Head of Research and Development at FORMA Therapeutics Inc., a biotechnology company, from August 2015 to January 2018. From 2001 to 2015, Dr. Hohneker held roles of increasing responsibility at Novartis AG, most recently as Senior Vice President and Global Head of Development, Immunology and Dermatology. Prior to joining Novartis, he held positions of increasing responsibility at Glaxo Wellcome and its legacy company, Burroughs Wellcome.

Since January 2021, Dr. Hohneker has served on the Board of Directors of Curis, Inc., Evelo Biosciences, Inc., a publicly-traded company, and Humanigen, Inc. From January to November 2017, he served on the Board of Directors of Dimension Therapeutics Inc., a biotechnology company, until it was acquired by Ultragenyx Pharmaceutical Inc. Dr. Hohneker received a bachelor’s degree in chemistry from Gettysburg College and an M.D. from the University of Medicine and Dentistry of New Jersey at Rutgers Medical School. He completed his internship and residency in internal medicine and his fellowship in medical oncology, all at the University of North Carolina at Chapel Hill.

We believe Dr. Hohneker is qualified to serve as a member of our Board of Directors based on his experience in the pharmaceutical and biotech industries.

Michael Rogers, Director

Mr. Rogers has served as a member of the Board of Directors since September 15, 2020. Mr. Rogers has served as Chief Financial Officer of Apnimed, Inc. since November 2020. Prior to Apnimed, he served as Chief Financial Officer at Aerpio Pharmaceuticals, Inc. (Nasdaq: ARPO) from November 2017 to October 2019. Prior to Aerpio Pharmaceuticals, Inc., he served as Chief Financial Officer at Acorda Therapeutics, Inc. (Nasdaq: ACOR) from 2013 to 2016 and held executive and leadership positions at BG Medicine, Indevus Pharmaceuticals (acquired by Endo Pharmaceuticals), Advanced Health Corporation and Autoimmune. Mr. Rogers currently serves as a member of the Board of Directors for Akebia Therapeutics (Nasdaq Global Market: AKBA), with previous advisory experience at Keryx Biopharmaceuticals, Eyepoint Pharmaceuticals and Coronado Biosciences. Earlier in his career, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. He earned his M.B.A. from the Darden School of Business at the University of Virginia and received his bachelor’s degree from Union College.

We believe that Mr. Rogers is able to make valuable contributions to the board of directors due to his extensive public company experience as an officer and director of biotechnology companies.

Vote Required

Provided that a quorum is present, the three nominees for director receiving a plurality of the votes cast at the 2022 Annual Meeting in person or by proxy will be elected. Accordingly, the three nominees receiving the highest number of votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THESE NOMINEES AS DIRECTORS

Continuing Directors

The directors who are serving terms that end following the 2022 Annual Meeting and their ages, position, length of service on the Board of Directors and the expiration of their respective terms are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since	Term Expires

Class I Directors
Fredric N. Eshelman	74	Executive Chairman	2020	2024
Sigurd C. Kirk	56	Director	2021	2024

Class III Directors
Gail McIntyre, Ph.D.	59	Chief Executive Officer and Director	2020	2023
Peter T.C. Ho, M.D., Ph.D.	60	Director	2021	2023
Eric Zhang	41	Director	2018	2023

Class I Directors

Fredric N. Eshelman, Pharm. D, Chairman of the Board of Directors

Dr. Eshelman was appointed the Executive Chairman of our company on January 3, 2022 and has served as the non-executive Chairman of the Board of Directors from April 8, 2020 until his appointment as Executive Chairman of our company.  Dr. Eshelman is the Founder of Eshelman Ventures, LLC, an investment company primarily interested in healthcare companies. Previously, he founded and served as Chairman and Chief Executive Officer of Pharmaceutical Product Development, Inc. (PPDI) prior to the sale of the company to private equity interests. After PPD, he served as founding chairman and was the largest shareholder of Furiex Pharmaceuticals, Inc. (FURX), a company which in-licensed and rapidly developed new medicines. Furiex was sold to Forest Laboratories Inc. (which was later acquired by Actavis) in 2014. His career has also included positions as SVP development and board member of the former Glaxo, Inc., as well as management positions with Beecham Laboratories and Boehringer Mannheim Pharmaceuticals. Dr. Eshelman is also a member of the Board of Directors of, Amplitude Healthcare Acquisition Corp. (Nasdaq: AMHC) and Eyenovia Inc. (Nasdaq:EYEN). He is currently chairman of several biotech companies and previously was chairman of The Medicines Company (MDCO) and was on the board of Bausch Health (BHC) G1 Therapeutics, Inc. (Nasdaq: GTHX). Dr. Eshelman has served on the executive committee of the Medical Foundation of North Carolina and was appointed by the North Carolina General Assembly to serve on the Board of Governors for the state's multi-campus university system (chair of audit committee), as well as the North Carolina Biotechnology Center. In addition, he chairs the board of visitors for the School of Pharmacy at University of North Carolina at Charlotte (UNC-CH). The school was named the UNC Eshelman School of Pharmacy in recognition of his many contributions to the school and the profession.

He has received many awards including the Davie and Distinguished Service Awards from UNC, outstanding alumnus from both the UNC and University of Cincinnati schools of pharmacy, Life Science Leadership Award (CED) and the North Carolina Biotech Hall of Fame. Dr. Eshelman received the doctor of pharmacy from the University of Cincinnati, completed a residency at Cincinnati General Hospital, and received a BS Pharm from UNC-CH. He completed the OPM program at Harvard Business School. Dr. Eshelman also received an honorary doctor of science from UNC-CH.

We believe Dr. Eshelman is qualified to serve as a member of our Board of Directors based on his experience in the life sciences, biotechnology and pharmaceutical industries and for his knowledge of corporate development matters.

Sigurd C. Kirk, Director

Mr. Kirk has served as a member of the Board of Directors since May 12, 2021. Mr. Kirk is a senior corporate business development executive with more than 15 years of pharmaceutical experience in the areas of branded biopharmaceutical, medical device and generic products. From 2009 until its acquisition by AbbVie Inc. in May 2020, Mr. Kirk held various positions at Allergan plc. (formerly Actavis). From May 2012 until May 2020, Mr. Kirk was Executive Vice President, Corporate Business Development at Allergan plc., where he was a member of the 12-person Executive Leadership Team. He was an integral member assessing development and commercial opportunities, leading due diligence, as well as negotiating and transacting key legal and financial terms. Mr. Kirk also served as Senior Vice President, Global Controller and Chief Accounting Officer for Barr Pharmaceuticals, Inc. from 2003 until 2009. Mr. Kirk started his career at Deloitte & Touche as an Audit Manager, earning his CPA certification. Mr. Kirk received his Bachelor of Business Administration degree from Pace University.

We believe Mr. Kirk is qualified to serve as a member of our Board of Directors based on his experience in the pharmaceutical and biopharmaceutical industries.

Class III Directors

Gail Mclntyre, Ph.D., Chief Executive Officer and Director

Dr. McIntyre has served as a member of the Board of Directors and as our President and Chief Executive Officer since April 8, 2020 and from February 2019 until her appointment as our Chief Executive Officer, as our Chief Scientific Officer. Dr. McIntyre also served as our Senior Vice President of Research and Development from October 12, 2018 until February 2019 and served as Aravive Biologics’ Senior Vice President of Research and Development from January 2017 to October 2018 and a consultant to Aravive Biologics from August 2016 until January 2017. Having brought multiple drugs to market, Dr. McIntyre has more than 20 years of experience in drug development, strategic business development, licensing and M&A activities. Dr. McIntyre has served as a principal at IntelliDev Consulting, LLC providing consulting services to several biotechnology companies for three years, while also serving as VP of Development for Meryx, Inc. from January 2014 until January 2016. Prior to that, Dr. McIntyre held the position of senior vice president of research at Furiex Pharmaceuticals, Inc. and previously served as head of Pharmaceutical Product Development LLC’s (PPD) compound partnering business. At both Furiex and PPD, she strategized and managed all preclinical and clinical activities for drug development programs and was responsible for identification of new partnering opportunities and technical due diligence for both in-licensing opportunities and new business acquisitions. At PPD, she led the partnering and the in-licensing of Alogliptin from Syrrx, Inc. at preIND stage and the licensing to Takeda at Phase 2. She was instrumental to the licensing of Dapoxetine to what is currently Johnson & Johnson and then The Menarini Group. She played a pivotal role in the $1.1 billion acquisition of Allergan in 2014 and successfully negotiated with CSS on scheduling for Viberzi, in addition to driving all aspects of development. Dr. McIntyre has authored more than 30 regulatory submissions and is a board-certified toxicologist. Her experience covers multiple therapeutic areas including oncology (including immune-oncology), infectious diseases, central nervous system, gastrointestinal, and metabolic/endocrine as well as various therapies including small drugs, treatment vaccines, antibodies, immunoconjugates and peptide mimetics. Dr. McIntyre is also board certified in Clinical Pathology (hematology and clinical chemistry) by the American Society of Clinical Pathology. Dr. McIntyre received her B.A. in Biology from Merrimack College. She earned M.S. and Ph.D. degrees in Biochemistry and Biophysics from the University of North Carolina at Chapel Hill.

We believe that Dr. McIntyre is able to make valuable contributions to the Board of Directors due to her clinical and leadership experience in the healthcare and pharmaceutical industries.

Peter T. C. Ho, M.D., Ph.D., Director

Dr. Ho has served as a member of the Board of Directors since May 12, 2021. Dr. Ho has more than 25 years of biotechnology and pharmaceutical industry experience in numerous operational roles. Dr. Ho served as the Chief Medical Officer of Boston Pharmaceuticals, Inc. from 2018 until 2020. From September 2014 until 2017, Dr. Ho served in various roles at Epizyme, Inc., a commercial stage biopharmaceutical company, including as Executive Vice President and Chief Medical Officer from September 2015 until December 31, 2017 and Chief Development Officer from September 2014 to September 2015. Dr. Ho served as Chief Executive Officer of Metastagen Inc., a pharmaceutical preparation company that he co-founded, from February 2013 until September 2014, as President of BeiGene Ltd., a biopharmaceutical company based in Beijing, China that he co-founded, from October 2010 to December 2012, as Vice President of Oncology Development at Johnson & Johnson from September 2008 to September 2010 and, prior to that, as Senior Vice President of the Oncology Center of Excellence for Drug Development at GlaxoSmithKline. Dr. Ho currently serves on the Board of Directors for Celeris Therapeutics, Inc., the Scientific Advisory Boards of Accent Therapeutics, Inc. and Tavotek Biotherapeutics, and is a Senior Scientific and Medical Advisor to Overland Pharmaceuticals (US) Inc., and D3 Bio, Inc., based in Hong Kong. Over his career, Dr. Ho has been directly responsible for the first-in-human dosing of 19 anticancer agents and has overseen the development of over 60 hematology and oncology compounds in all phases of clinical trials. His work has contributed to eleven NCE or biologics approvals to date: Gleevec®; Arranon®; Tykerb®; Promacta®; Votrient®; Synribo®; Tafinlar®; Mekinist®; Sylvant®; Rydap®, and Tazverik®.

Dr. Ho is currently co-founder of CliniGuides and an Adjunct Associate Professor in the Division of Chemical Biology and Medicinal Chemistry at the Eshelman School of Pharmacy, University of North Carolina. Dr. Ho received his M.D. and Ph.D. (pharmacology) degrees from Yale University and then completed a pediatrics residency at The Children's Hospital of Boston followed by clinical fellowships in pediatric hematology/oncology at the Dana-Farber Cancer Institute and in clinical oncology and regulatory sciences jointly through the U.S. FDA and the National Cancer Institute. He received his bachelor’s degree in Biology at Johns Hopkins University.

We believe Dr. Ho is qualified to serve as a member of our Board of Directors based on his experience in the pharmaceutical and biopharmaceutical industries.

Eric Zhang, Director

Mr. Zhang has served as a member of the board of directors since October 12, 2018. Prior to that, he also served as a member of the board of directors of Aravive Biologics from June 2016 to October 2018. Mr. Zhang is the Managing Partner of New Era Technologies Management Ltd., a company he founded in 2016, which is a multi-strategy investor in biotechnology and applied physical sciences companies. From 2013 until 2016, when he founded New Era Technologies Management Ltd, Mr. Zhang was the manager of his family office investments. Mr. Zhang joined J.P. Morgan’s China Investment Banking team in Hong Kong in 2006. In the subsequent seven years, Mr. Zhang worked for Macquarie Capital and Barclays Capital in Hong Kong, responsible for covering clients in the healthcare and technology sectors in the Greater China region. Mr. Zhang received a Bachelor of Commerce and BA in Economics from Queen’s University in Kingston, Canada.

We believe that Mr. Zhang is able to make valuable contributions to the board of directors due to his extensive experience as an investor in and director of our company and other biotechnology companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Below is information regarding certain characteristics of our Board, utilizing the template included in the related Nasdaq Stock Market (“Nasdaq”) rules.

Board Diversity Matrix (as of July 28, 2022)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Independence of the Board of Directors

Our common stock is listed on the Nasdaq Global Select Market. Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s Board of Directors and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with our company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors, except Dr. Eshelman due to his position as Executive Chairman and Dr. McIntyre due to her current position as President and Chief Executive Officer of our company, is “independent” as that term is defined under the rules of Nasdaq. As a result, Dr. Giaccia, Dr. Hohneker, Dr. Ho, Mr. Kirk, Mr. Rogers, and Mr. Zhang are deemed to be “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee director, and the transactions involving them described in the section of this Proxy Statement entitled “Transactions With Related Persons, Promoters and Certain Control Persons—Certain Related-Person Transactions”.

Board Leadership Structure

To assure effective independent oversight, our Board of Directors has adopted a number of governance practices, including:

●	executive sessions of the independent directors after substantially all board meetings; and
●	annual performance evaluations of the Chief Executive Officer by the independent directors, led by the Compensation Committee.

Until January 2022, Dr. Eshelman served as our non-executive chairman and currently serves as our Executive Chairman, while Dr. McIntyre is our Chief Executive Officer and a Director of the Company. The Board of Directors decided that the creation of a separate Executive Chairman role, distinct from the Chief Executive Officer role, enables Dr. Eshelman to continue to work with our Chief Executive Officer, Dr. McIntyre, and our senior management, to help shape and execute our strategy and direction, as well as other key business initiatives, subject in all cases to the direction of the Board of Directors.

In addition, as Executive Chairman, Dr. Eshelman is responsible for:

●	chairing meetings of the Board of Directors;
●	preparing the agenda for each meeting of the Board of Directors and determining the need for special meetings of our Board of Directors;
●	consulting with our Chief Executive Officer and independent directors on matters relating to corporate governance and performance of the Board of Directors ;
●	facilitating communications between other members of our Board of Directors and our Chief Executive Officer; and
●	meeting with any director who is not adequately performing his or her duties as a member of our Board of Directors or any committee.

Risk Oversight

One of the Board of Directors’ key functions is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function at the time of its establishment. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2021, the Board of Directors met eleven (11) times, the Audit Committee met five (5) times, the Compensation Committee met eight (8) times and the Nominating and Corporate Governance Committee met three (3) times. During 2021, each current member of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees of the Board of Directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of the Board of Directors to be present at our annual meetings of stockholders (assuming that we hold in-person annual meetings). All of our directors attended our 2021 Annual Meeting of Stockholders, six attended in person and two attended via telephonic conference.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Aravive and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the Securities and Exchange Commission (the “SEC”). Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

A discussion of our current related person transactions appears in this Proxy Statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

Communication with Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Stockholders and interested parties who wish to communicate with the Board of Directors, non-management members of the Board of Directors as a group, a committee of the Board of Directors or a specific member of the Board of Directors may do so by letters addressed to the attention of our Corporate Secretary.

The address for these communications is: Aravive, Inc., c/o Corporate Secretary, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Code of Conduct

We have adopted a Code of Conduct that applies to all officers, directors and employees, including those officers responsible for financial reporting. The full text of the Code of Conduct is posted on our website at www.aravive.com and a copy will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.  If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or the Nasdaq rules.

Anti-Hedging/Anti-Pledging Policy

The Company has adopted an insider trading policy which incorporates anti-hedging and anti-pledging provisions. Consequently, no employee, executive officer or director may enter into a hedge or pledge of the Company’s common stock, including short sales, derivatives, put options, swaps and collars.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. As disclosed above, the Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors may establish other committees to facilitate the management of our company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and SEC, rules and regulations as further described below. The charters for each of these committees are available on our website at www.aravive.com. Information contained on or accessible through our website is not a part of this Proxy Statement and the inclusion of such website address in this Proxy Statement is an inactive textual reference only.

Committees of the Board of Directors

The table set forth below shows the directors who are currently members or Chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  From time to time, the Board of Directors may also establish ad hoc committees to address particular matters.

Name	Audit	Compensation	Nominating and Corporate Governance
Gail McIntyre*	—	—	—
Fredric N. Eshelman, Pharm. D.**	—	—	—
Amato Giaccia, Ph.D.	X	X	X***
Michael W. Rogers	X***	X***	—
Eric Zhang	X	—	—
John A. Hohneker, M.D.	—	X	—
Peter T. C. Ho, M.D., Ph.D.	—	—	X
Sigurd Kirk	X	—	—

*	Dr. McIntyre, our Chief Executive Officer, is not a member of any of the committees of the board of directors.

**	Dr. Eshelman serves as the Executive Chairman of the board of directors (appointed in January 2022) and is not a member of any committees.

***	Committee Chairman

Below is a description of each committee of the board of directors.

Audit Committee

Messrs. Rogers, Kirk, Zhang and Dr. Giaccia currently serve as members of the Audit Committee. The Board of Directors has determined that Messrs. Rogers, Kirk, Zhang and Dr. Giaccia are each “independent” in accordance with the Nasdaq Stock Market definition of independence. The Board of Directors has determined that each of Messrs. Rogers, Kirk, Zhang and Dr. Giaccia has the related financial management expertise within the meaning of the Nasdaq Stock Market rules, and that each of Messrs. Rogers and Kirk are “financial experts” under the applicable rules and regulations of the SEC and Nasdaq.

The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in fulfilling the board of directors’ oversight responsibilities with respect to our corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of our financial statements and reports and the qualifications, independence and performance of the registered public accounting firm or firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services. Specific responsibilities of the Audit Committee include:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	determining and approving the engagement of the independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;

•	reviewing and approving or rejecting transactions between us and any related persons;

•	conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	meeting to review our annual audited financial statements and quarterly financial statements with management and the independent auditor.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.aravive.com. The charter describes in more detail the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

Dr. Giaccia, Dr. Hohneker and Mr. Rogers currently serve as members of the Compensation Committee, each of whom the Board of Directors has determined is independent in accordance Rule 10C-1 under the Exchange Act and the Nasdaq definition of independence and that each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors to oversee compensation policies, plans and programs and to review and determine the compensation to be paid to the executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•

reviewing and approving, or recommending that the independent members of the Board of Directors approve, goals and objectives relevant to the compensation of executive officers, and evaluating performance in light of such goals and objectives, including reviewing and approving employment, severance, change in control provisions and other compensatory arrangements;

•	reviewing and approving the compensation of the directors;

•	overseeing the administration of equity incentive plans and approve grants and awards;

•	reviewing and making recommendations to the Board of Directors regarding the adoption, amendment and termination of our equity incentive plans;

•	assessing the independence of independent compensation consultants, legal counsel or other advisors to the committee, before retaining them;

•

reviewing and discussing with management our disclosures regarding compensation for use in any annual reports on Form 10-K, registration statements or proxy statements, to the extent required by law or Nasdaq listing requirements;

•	preparing and reviewing the Compensation Committee report on executive compensation included in our annual proxy statement, to the extent required by law and Nasdaq listing requirements;

•	investigating any matter brought to the attention of the Compensation Committee within the scope of its duties, if in the judgment of the Compensation Committee, such investigation is appropriate; and

•	reviewing and evaluating the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.aravive.com. The charter describes in more detail the nature and scope of responsibilities of the Compensation Committee.

Nominating and Corporate Governance Committee

Dr. Giaccia and Dr. Ho currently serve as members of the Nominating and Corporate Governance Committee, each of whom, the Board of Directors has determined is independent in accordance with the Nasdaq definition of independence. Specific responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, evaluating and recommending to the Board of Directors, candidates for election to the board, and making recommendations regarding re-election of incumbent directors;

•

considering recommendations and proposals submitted by stockholders in respect of board nominees, establishing policies in respect of such recommendations and proposals (including stockholder communications with the board of directors), and recommending any action to the board in respect of such stockholder recommendations and proposals;

•	identifying, evaluating and recommending to the board of directors, candidates to serve on committees of the Board of Directors,

•	assessing the performance of the Board of Directors; and

•

developing, recommending to the Board of Directors and reviewing corporate governance principles, and periodically reviewing such principles, our code of business conduct and other governance principles and making recommendations to the board of directors in respect thereof.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Company and the Board of Directors, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.aravive.com. The charter describes in more detail the nature and scope of responsibilities of the Nominating and Corporate Governance Committee.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2023 Annual Meeting of Stockholders under SEC Rule 14a-8 must submit such proposals in writing by April 6, 2023 to Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, Attention: Corporate Secretary; however, if the annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline will be a reasonable time prior to the time that we begin to print and send our proxy materials, as specified in a Current Report on Form 8-K filed by us with the SEC. Stockholders who wish to nominate candidates for election to the Board of Directors at the next annual meeting (that is not to be included in next year’s proxy materials) may do so by delivering the notice required by our Bylaws to the Secretary at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, no earlier than the close of business on May 25, 2023 and no later than the close of business on June 24, 2023; however, our Bylaws provide that in the event that the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, this advance notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder making the nomination must comply with the requirements and procedures set forth in our Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Changes to Procedures for Recommending Nominees to the Board of Directors.

None.

Finance and Business Development Committee

On July 5, 2022, the Board of Directors formed a Finance and Business Development Committee, to among other things, evaluate the terms and conditions of any proposed finance or business development transactions and determine the advisability of such transactions, to negotiate the terms and conditions of such transactions, to determine if any such transaction is fair and in our best interest and the best interest of our stockholders. Messrs. Rogers and Kirk and Dr. Giaccia currently serve as members of the Finance and Business Development Committee.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2021 certain information with respect to the compensation of all of our current and former non-employee directors that served as directors during the year ended December 31, 2021:

DIRECTOR COMPENSATION FOR FISCAL 2021

	Fees Earned or	Option	Restricted Stock
Name	Paid in Cash ($)	Awards ($) (1)	Awards ($)	Total ($)
Fredric N. Eshelman, Pharm. D.(2)	$95,000	$75,000	—	$170,000
Amato Giaccia, Ph.D.	$86,841	$75,000	—	$161,841
Michael W. Rogers(3)	$92,500	$75,000	—	$167,500
Eric Zhang	$72,500	$75,000	—	$147,500
John A. Hohneker, M.D. (4)	$44,397	$175,000	—	$219,397
Peter T.C. Ho, M.D., Ph.D.(4)	$42,293	$175,000	—	$217,293
Sigurd Kirk (4)	$45,983	$175,000	—	$220,983

(1)

In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). The valuation assumptions used in determining such amounts are described in Note 2 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022.

(2)	Dr. Eshelman was appointed Chairman of the Board on April 8, 2020 and Executive Chairman of the Board on January 3, 2022.
(3)	Mr. Rogers was appointed as a director on September 15, 2020.
(4)	Dr. Hohneker, Dr Ho and Mr. Kirk were appointed directors on May 12, 2021.

The table below shows the aggregate number of option awards outstanding at fiscal year-end for each of our current and former non-employee directors served as directors during the year ended December 31, 2021.

Number of Shares
Subject to Outstanding
Options as of
Name	December 31, 2021
Fredric Eshelman, Pharm. D.(1)	49,567
Amato Giaccia, Ph.D.(2)	215,563
Michael Rogers(3)	52,823
Eric Zhang	58,529
John A. Hohneker, M.D. (4)	43,492
Peter T.C. Ho, M.D., Ph.D.(4)	43,492
Sigurd Kirk (4)	43,492

(1)	Dr. Eshelman was appointed Chairman of the Board on April 8, 2020 and Executive Chairman of the Board on January 3, 2022.
(2)

Amounts in the director compensation table above for Dr. Giaccia include options assumed by us in the merger between Aravive Biologics, Inc. and Versartis, Inc. (the “Merger”) that were issued to such individuals by Aravive Biologics prior to the Merger.

(3)	Mr. Rogers was appointed as a director on September 15, 2020.
(4)	Dr. Hohneker, Dr. Ho and Mr. Kirk were appointed directors on May 12, 2021.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Under our non-employee director compensation policy in effect during the year ended December 31, 2021, we paid each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board of Directors.

The retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director was a member for the year ended December 31, 2021 are as follows:

	Member Annual	Chairman Annual
	Service Retainer	Service Retainer
Board	$65,000	$30,000	*
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$12,500
Nominating and Corporate Governance Committee	$3,500	$10,000
Research & Development Committee	$3,500	$10,000
Business Strategy Committee	$3,500	$10,000

The Board of Directors reviews the compensation of our non-employee directors from time to time to ensure that the amount and form of such compensation reflects the practices of the competitive market. In September 2020, the Board of Directors evaluated a competitive market analysis prepared by the Compensation Committee’s compensation consultant, Korn Ferry, which assessed our then-current director compensation policy. This analysis examined how our director compensation levels, practices, and design features compared to the constituent members of our compensation peer group, which is the same peer group that we use as a reference when setting executive compensation. Based on this analysis, as well as its consideration of our financial performance, general market conditions, and the interests of our stockholders, the Board of Directors determined to amend our non-employee director compensation policy, effective September 8, 2020, to provide the cash compensation set forth above and the equity compensation described below.

On the date of each annual meeting of stockholders held, each non-employee director that continues to serve as a non-employee member on the Board of Directors will receive options to acquire shares of common stock having a fair value on the grant date of $75,000, vesting 1/12th per month with full vesting, if not fully vested at such time, on the date of our next annual meeting of stockholder. The exercise price of such options will equal the fair market value of our common stock on the date of grant. For any new non-employee director who joins the board of director at a time other than at the annual stockholder meeting, then, in addition to the new non-employee director grants, such  directors  will receive an option to purchase  shares of common stock, such number of shares of common stock equity equal to the product of the (i) number of shares of common stock having a grant date fair value of $75,000 and (ii) a fraction with (x) a numerator equal to the number of days between the date of the director’s initial election or appointment to the Board of Directors and the date which is the first anniversary of the date of the most recent annual stockholder meeting occurring before the director is elected or appointed to the Board of Directors, and (y) a denominator equal to 365. In each case, vesting of the award is subject to the director’s continuous service on each vesting date. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders in accordance with the terms of the policy. On September 10, 2021 we issued an option to each of Dr. Eshelman, Dr. Giaccia, Mr. Rogers, Mr. Zhang, Dr. Ho, Dr. Hohneker and Mr. Kirk to purchase 22,812 shares of our common stock. On July 1, 2021, for their appointment to the Board, Dr. Ho, Dr. Hohneker and Mr. Kirk were each issued an annual option to purchase 5,245 shares of common stock and new director options to purchase 15,435 shares of common stock.

Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2022. Aravive is asking its stockholders to ratify the appointment of BDO USA, LLP as Aravive’s independent registered public accounting firm for fiscal 2022.

A representative of BDO USA, LLP is expected to be present either in person or via teleconference at the 2022 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the 2022 Annual Meeting will be required to approve the ratification of the appointment of Aravive’s independent registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal. Ratification of the appointment of BDO USA, LLP by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2022 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT1

The Audit Committee has reviewed and discussed Aravive’s audited consolidated financial statements as of and for the year ended December 31, 2021 with the management of Aravive and BDO USA, LLP, Aravive’s independent registered public accounting firm. Further, the Audit Committee has discussed with BDO USA, LLP the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of Aravive’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to BDO USA, LLP’s independence from Aravive, and has discussed with BDO USA, LLP its independence from Aravive. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Aravive is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Aravive and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining BDO USA, LLP’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Aravive’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Aravive’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that Aravive’s audited consolidated financial statements for the year ended December 31, 2021 and management’s assessment of the effectiveness of Aravive’s internal control over financial reporting be included in Aravive’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of BDO USA, LLP as Aravive’s independent registered public accounting firm for the year ending December 31, 2022.

Submitted by the Audit Committee.

Members of the Audit Committee

Michael Rogers, Chairman Amato Giaccia Eric Zhang Sigurd Kirk

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Aravive under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees incurred by us for audit and other services rendered by BDO USA, LLP during the year ended December 31, 2021 and December 31, 2020:

	Fiscal Year Ended
	2021	2020
	(in thousands)
Audit Fees(1)	$254	$326
Audit-Related Fees(2)	—	—
Tax Fees(3)	34	39
All Other Fees(4)	—	—
Total Fees	$288	$365

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements, the issuance of consent and comfort letters in connection with registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

(2)	None.
(3)	Tax fees include fees billed in the fiscal periods shown for professional services for tax compliance.
(4)	None.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by BDO USA, LLP in 2021 and 2020 is compatible with maintaining the principal accountant’s independence

PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to cast an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.  The advisory stockholder vote to approve the compensation of our named executive officers is often referred to as the “say-on-pay vote.” This say-on-pay vote will not be binding on us, the Board of Directors, or the Compensation Committee.

As described in detail in this Proxy Statement, our executive compensation program is designed to (1) align executive officers’ interests with those of our stockholders; (2) attract, motivate and retain executive officers; and (3) reward the achievement of our annual, long-term and strategic goals. Our executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Board of Directors is asking our stockholders to indicate their support for our named executive officers’ compensation as disclosed in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, the Board of Directors will ask our stockholders to vote “FOR” the following resolution at the 2022 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2022 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table for fiscal year 2021, and the other related tables and disclosures).”

The say-on-pay vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the 2022 Annual Meeting is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. Abstentions will have the same effect as a vote against the proposal and broker non-votes will not have an effect on the vote.

THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Below is certain information regarding our executive officers who are not directors.

Name	Age	Position(s)	Served as an Officer Since
Rudy C. Howard	65	Chief Financial Officer	2022
Leonard Scott Dove, Ph.D.	49	Chief Operating Officer	2022
Robert B. Geller, M.D.	69	Chief Medical Officer	2022

Rudy C. Howard, Chief Financial Officer

Mr. Howard has served as our Chief Financial Officer since June 3, 2022. From June 2015 through December 2021, Mr. Howard, served as the Chief Financial Officer of vTv Therapeutics Inc., a clinical-stage pharmaceutical company listed on the Nasdaq Capital Market (Nasdaq: VTVT). Prior to joining vTv Therapeutics Inc., from January 2010 through May 2015, Mr. Howard served as the Chief Financial Officer of SciQuest, Inc., an international spend-management software company. From November 2008 until joining SciQuest, Mr. Howard served as Senior Vice President and Chief Financial Officer of MDS Pharma Services, a pharmaceutical services company. From 2003 until joining MDS Pharma Services, Mr. Howard operated his own financial consulting company, Rudy C. Howard, CPA Consulting, in Wilmington, North Carolina, where his services included advising on merger and acquisition transactions, equity and debt issuances and other general management matters. From 2001 through 2003, Mr. Howard served as Chief Financial Officer for Peopleclick, Inc., an international human capital management software company. From 2000 until joining Peopleclick, Mr. Howard served as Chief Financial Officer for Marketing Services Group, Inc., a marketing and internet technology company. From 1995 until 2000, Mr. Howard served as Chief Financial Officer for PPD, Inc., a clinical research organization. Prior to joining PPD, Mr. Howard was a partner with PricewaterhouseCoopers. Mr. Howard holds a B.A. in Accounting from North Carolina State University, and he is a Certified Public Accountant.

Leonard Scott Dove, Ph.D., Chief Operating Officer

Dr. Dove has served as our Chief Operating Officer since March 21, 2022. Previously, from November 2017 until March 2022, Dr. Dove served as Senior Vice President and General Manager of PPD, Inc. (“PPD”), a Thermo Fisher Scientific company (NYSE: TMO), where he provided strategic direction and oversight of PPD’s Early Development Services business unit. In this role, Dr. Dove was responsible for the organizational design and executive management of early phase CRO operations. PPD is a leading global provider of clinical research services to the biopharma and biotech industry. Prior to joining PPD, from August 2015 to November 2017, Dr. Dove was an Executive Director of Clinical Development with Allergan, Inc. (“Allergan”) in a contract capacity serving as global clinical development leader for Viberzi®/Truberzi® (eluxadoline). At Allergan, he negotiated marketing approvals, labeling, and post-marketing requirements for eluxadoline as a treatment for irritable bowel syndrome, while overseeing the development and operational execution of its label expansion and lifecycle management clinical strategy. Dr. Dove previously oversaw the development of eluxadoline as program leader at Furiex Pharmaceuticals, Inc., managing the program through successful NDA submission until the acquisition of Furiex by Actavis plc (now Allergan). Dr. Dove received his B.S. in biochemistry and a doctorate in pharmacology from Texas A&M University.

Robert B. Geller, M.D., Chief Medical Officer

Dr. Geller has served as our Chief Medical Officer since July 1, 2022. Dr. Geller, started his academic career as the Director of the Stem Cell Transplant program at the University of Chicago and as the Director of the Leukemia Service and Director of the Unrelated Transplant Program, Emory University. He then transitioned to community practice where he focused on the development of clinical pathways for patients with hematologic malignancies and solid tumors, and the expansion of community-based clinical research programs. After over two decades in clinical practice, he then transitioned to the biopharmaceutical industry, where he held positions in medical affairs and clinical development at Alexion Therapeutics, Heron Therapeutics and Coherus Biosciences. Specifically, from 2019 until June 2022, Dr. Geller served as Senior Vice President (Medical Affairs) at Coherus Biosciences where he was involved in the clinical development and successful commercialization of both their biosimilar franchise and their immune-oncology pipeline. From 2015-2019, Dr. Geller served as Vice President at Heron Therapeutics where he developed and recruited the medical affairs team in anticipation of the launch of Heron’s products and development of its pipeline. Dr. Geller has authored over 200 publications and abstracts and has served as reviewer for numerous medical journals. Dr. Geller earned a Bachelor and Master of Science degrees in Physics at the Massachusetts Institute of Technology (MIT) and Medical Doctor degree from Harvard Medical School. Dr. Geller completed a medical residency at the Hospital of the University of Pennsylvania and Medical Oncology Fellowship at the Johns Hopkins Oncology Center. Dr Geller is a Diplomat in Internal Medicine and Medical Oncology with the American Board of Internal Medicine.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2021 executive compensation program for our named executive officers.

Named Executive Officers. The following individuals are our “named executive officers” for the year ended December 31, 2021:

•	Gail McIntyre, our Chief Executive Officer and former Chief Scientific Officer

•	Vinay Shah, our Former Chief Financial Officer (Mr. Shah resigned as our Chief Financial Officer, effective June 2, 2022)

•	Reshma Rangwala, our Former Chief Medical Officer (Dr. Rangwala resigned as our Chief Medical Officer, effective March 28, 2022)

Oversight of Executive Compensation

The compensation of our named executive officers is determined and approved by our Compensation Committee, in discussion with the Chief Executive Officer with respect to the other named executive officers.  The Chief Executive Officer does not participate in discussions or decisions regarding her own compensation.

We believe that in order to create value for our stockholders, it is critical to attract, motivate and retain key executive talent by providing competitive compensation packages. Accordingly, we design our executive compensation programs to:

•	attract, motivate and retain executives with the skills and expertise to execute our business plans;

•	reward those executives fairly over time for actions consistent with creating long-term stockholder value;

•	align the interests of our executive officers with those of our stockholders;

•	provide compensation packages that are competitive, reasonable and fair within the highly competitive life sciences market for talented individuals.

The Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee to provide the Compensation Committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. At the end of 2020, the Compensation Committee retained Korn Ferry, as a third-party compensation consultant to assist the Compensation Committee in establishing overall compensation levels for 2021. Korn Ferry conducted analyses and provided advice on, among other things, the appropriate peer group, executive compensation for our executive officers and compensation trends in the life sciences industry. The peer group was recommended by Korn Ferry and chosen by the Compensation Committee in late 2020 based on the following parameters: biopharmaceutical companies that were developing oncology products, with a lead product in a similar phase of development (Phase 1 or 2 clinical trials) as well as other appropriate financial and organizational metrics.

SUMMARY COMPENSATION TABLE

The following table shows compensation awarded to or earned by our named executive officers, for the fiscal years ended December 31, 2021 and 2020.

				Non-Equity
				Incentive
			Option	Plan	All Other
			Awards	Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)
Gail McIntyre(4)
Chief Executive Officer	2021	500,000	824,291	187,500	12,202	1,523,993
	2020	404,188	848,641	149,400	8,882	1,411,111
Vinay Shah(5)
Former Chief Financial Officer	2021	370,800	299,742	111,240	14,464	796,246
	2020	360,064	314,691	115,200	6,726	796,681
Reshma Rangwala(6)
Former Chief Medical Officer	2021	415,000	49,957	124,500	4,971	594,428
	2020	108,582	311,678	33,200	2,286	455,746

(1)

In accordance with SEC rules, this column reflects the aggregate fair value of the stock and option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). The valuation assumptions used in determining such amounts are described in Note 2 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022.

(2)

Amounts reported in the non-equity incentive compensation plan column represent awards earned based on the achievement of company goals for the fiscal year presented as determined by the Compensation Committee and was paid in the first quarter of 2022 and 2021.

(3)	All other compensation is primarily comprised of life insurance payments made by us and employer matching contributions for contributions to our 401(k) plan.

(4)	Dr. McIntyre became our Chief Scientific Officer on February 12, 2019 and served in such role until she became our Chief Executive Officer on April 8, 2020.

(5)	Mr. Shah became our Chief Financial Officer on October 12, 2018, when the Merger was completed and resigned as our Chief Financial Officer effective June 2, 2022

(6)	Dr. Rangwala became our Chief Medical Officer on September 28, 2020 and resigned as our Chief Medical Officer effective March 28, 2022.

NARRATIVE TO SUMMARY COMPENSATION TABLE

The three principal components of our executive compensation program for our named executive officers in 2021 were base salary, annual performance-based bonus and long-term equity compensation. Base salary provides financial stability and security through a fixed amount of cash for performing job responsibilities. Annual performance-based bonus and long-term equity incentive compensation are designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders.

Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our named executive officer’s interests with those of our stockholders to create long-term value. As such, a significant portion of our Chief Executive Officer’s and other executive officers’ compensation is “at risk”, performance-based compensation, in the form of long-term equity awards and annual cash incentives that are only earned if we achieve measurable corporate metrics, as set forth in the table below.

			Annual
			Target Cash	Equity
Name	Fixed	“At Risk”	Incentive Awards	Incentives
Gail McIntyre	32%	68%	16%	52%
Vinay Shah	44%	54%	18%	36%
Reshma Rangwala	65%	34%	26%	8%

We do not have any formal policies for allocating compensation among salary, annual target cash incentive awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment in determining a total compensation program for each named executive officer to recommend to the Board for its approval that is a mix of current, short-term and long-term incentive compensation,  that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives.

Annual Base Salary

In January 2021, the Compensation Committee reviewed the base salaries for our named executive officers, the market data from Korn Ferry, the scope of each executive’s responsibilities, each executive’s prior experience and internal pay equity. After such review, Mr. Shah’s base salary was increased from $360,000 to $370,800 and Dr. McIntyre’s base salary for services as our Chief Executive Officer was increased to $500,000 from $415,000. In January 2022, Dr. McIntyre’s base salary was raised to $510,000, Dr. Rangwala’s base salary was raised to $440,000 and Mr. Shah’s base salary was raised to $381,924.  The named executive officers’ 2021 annual base salaries approved by the Compensation Committee were as follows:

2021 Base
Name	Salary ($)
Gail McIntyre	500,000
Vinay Shah	370,800
Reshma Rangwala	415,000

Annual Cash Incentive (Performance-Based Bonus) Opportunity

In addition to base salaries, our named executive officers are eligible to earn an annual performance-based cash bonus, which is designed to provide an appropriate incentive to our named executives to achieve defined annual corporate performance goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary. The amount of the performance-based bonus, if any, an executive earns may vary from year to year based on the achievement of certain corporate performance goals recommended by the Compensation Committee and communicated to our named executive officers each year, prior to or shortly following the beginning of the year to which they relate.

The corporate goals typically relate to our annual company goals and various business accomplishments which vary from time to time depending on our overall strategic objectives. The Compensation Committee may, but need not, establish a specific weighting amongst various corporate goals. The proportional emphasis on each goal may vary from time to time depending on our overall strategic objectives and the Compensation Committee’s and Board’s subjective determination of which goals have more impact on our performance.

Pursuant to their employment agreements or offer letters, each named executive officer was eligible to earn a 2021 target bonus represented as a percentage of base salary as set forth below.

Target Bonus
Name	Percent
Gail McIntyre	50%
Vinay Shah	40%
Reshma Rangwala	40%

For 2021, the corporate goals primarily included clinical milestones. In January 2022, after careful review, our Compensation Committee, concluded that we had achieved 75% of our corporate performance goals and therefore performance based bonuses were paid based upon 75% of target bonus opportunities.

2021 Performance-Based Awards

After the end of the year, the Compensation Committee approves the extent to which the corporate goals have been achieved, based on management’s review and recommendation, however, our executives do not make recommendations with respect to their own achievement. Accordingly, whether or not any bonus is awarded is determined in the Compensation Committee’s discretion. Bonuses are not earned or vested until they are awarded and paid. The Compensation Committee also considers any significant corporate events or other significant accomplishments that were not contemplated at the beginning of the performance period in determining the extent to which the strategic goals were satisfied, such as the circumstances surrounding the feasibility of a goal being achieved.

On January 6, 2022, the Compensation Committee approved 2021 performance-based bonus awards set forth below related to 2021 performance based on the level of attainment of the 2021 specified goals.

Name	Base Salary	Target % of Base Salary	% of Target Achieved	Performance-Based Bonus Payout
Gail McIntyre	$500,000	50%	75%	$187,500
Vinay Shah	$370,800	40%	75%	$111,240
Reshma Rangwala	$415,000	40%	75%	$124,500

For the years ended December 31, 2020 and 2019, the % of target achieved was 80% and 92.5%, respectively.

Long-Term Incentive Compensation

Equity incentives are a key component of our executive compensation program that the Compensation Committee believes motivate executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock. During 2021, we granted equity awards in the form of stock options that vest over a four-year period. Our long-term, equity-based incentive awards are designed to align the interests of our named executive officers and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.

We use stock options as the primary incentive vehicle for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We generally provide initial grants in connection with the commencement of employment of our named executive officers as our Compensation Committee, determines appropriate. We also provide annual grants shortly following the end of each year.

In January 2021, the Compensation Committee awarded stock option grants to our named executive officers in conjunction with the Board’s review of the 2020 corporate goals. Dr. McIntyre was granted stock options to purchase 165,000 shares at an exercise price of $5.95 per share. Mr. Shah was granted stock options to purchase 60,000 shares at an exercise price of $5.95 per share and Dr. Rangwala was granted stock options to purchase 10,000 shares at an exercise price of $5.95 per share.

In January 2022, the Compensation Committee awarded stock option grants to our named executive officers in conjunction with the Board’s review of the 2021 corporate goals.  Dr. McIntyre was granted stock options to purchase 425,000 shares at an exercise price of $2.18 per share. Mr. Shah was granted stock options to purchase 175,000 shares at an exercise price of $2.18 per share and Dr. Rangwala was granted stock options to purchase 175,000 shares at an exercise price of $2.18 per share.

Other Compensation

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.

Employee Benefit Plans

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We maintain a 401(k) plan for the benefit of our eligible employees, including our named executive officers, as discussed in the section below entitled “401(k) plan.”

401(k) Plan

All of our employees, including our named executive officers, are eligible to participate in our 401(k) Plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). Pursuant to our 401(k) Plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $19,500 in 2021 (additional salary deferrals not to exceed $6,500 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) Plan. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us, to the extent the amounts are included in gross income, and subject to certain adjustments and exclusions required under the Code. The 401(k) Plan currently does not offer the ability to invest in our securities.

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans, non-qualified defined contribution plans or pension plans sponsored by us.

Pension Benefits

We do not maintain any pension benefit plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Employment Offer Letters, Severance and Change in Control Arrangements

We have entered into employment offer letters with each of our named executive officers. The offer letters provide for “at will” employment and set forth the terms and conditions of employment, including the initial annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. There are no ongoing guarantees of increases to future compensation such as base salary increases.  Our named executive officers were each required to execute our standard proprietary information and inventions agreement. The material terms of these employment offer letters are summarized below. These summaries are qualified in their entirety by reference to the actual text of the offer letters, which are filed as exhibits attached.

Gail McIntyre

On March 26, 2020, we entered into an employment offer letter with Dr. McIntyre ("the McIntyre Offer Letter") that superseded the offer letter with Aravive Biologics, Inc. that had been entered into 2017 and amended in 2019 and 2020. The McIntyre Offer Letter provided that, among other things, (i) for Dr. McIntyre to serve as our Chief Scientific Officer, (ii) an annual base salary of $360,000 for such service; (iii) a target bonus equal to 40% of Dr. McIntyre’s annual base salary.  In addition, Dr. McIntyre’s Offer Letter provides for severance payments upon certain conditions if we terminate her employment for any reason other than cause or permanent disability, and not in connection with a change in control and that upon a qualifying termination of employment in connection with a change of control, she would be entitled to certain severance payments and benefits, which are described below under “—Potential payments upon termination or change in control.

Effective as of April 8, 2020, upon her appointment as our Chief Executive Officer, we entered into an amendment or the 2020 Amendment to the McIntyre Offer Letter that we had entered into with Dr. McIntyre on March 26, 2020. The Amendment provided, among other things, (i) that Dr. McIntyre will serve as our President and Chief Executive Officer,(ii) an annual base salary of $415,000 for such service; (iii) a target bonus equal to 45% of Dr. McIntyre’s annual base salary; (iv) up to 12 months of salary continuation and reimbursement of COBRA coverage and  a pro-rated portion of her year-end target bonus contingent upon corporate goals being met,  if terminated for any reason other than Cause or Permanent Disability (as such terms are defined in the Offer Letter) and not in connection with a Change in Control (as such term is defined in the Offer Letter). Dr. McIntyre was also granted an option to purchase 80,000 shares of common stock vesting pro rata on a monthly basis over a four-year period.

On January 25, 2021, the Company entered into an amendment to the 2021 Amendment, to the McIntyre Offer Letter, as amended by the 2020 Amendment. The 2021 Amendment provides that Dr. McIntyre will receive: (i) effective as of January 1, 2021, an annual base salary of $500,000, less required deductions and withholdings, payable in accordance with our standard payroll schedule, for service as our Chief Executive Officer (which base salary was increased to $510,000 in January 2022); and (ii) a target bonus equal to 50% of Dr. McIntyre’s annual base salary. All other terms of the McIntyre Offer Letter as amended by the 2020 Amendment remain in full force and effect. Dr. McIntyre was also granted an option to purchase 165,000 shares of the Company’s common stock with an exercise price of $5.95 per share and vesting pro rata on a monthly basis over a four- year period.

Vinay Shah

During the years ended December 31, 2018 and 2019, Mr. Shah’s employment was at-will per the terms of an offer letter with Aravive Biologics dated February 1, 2017 as later amended on May 30, 2018 and February 6, 2019 pursuant to which he was entitled to receive an annual base salary of $335,000 for 2019, an annual target bonus of 40% of his base salary and six months’ salary as severance in the event of certain terminations.

On March 26, 2020, we entered into an employment offer letter with Mr. Shah or the Shah Offer Letter that superseded the offer letter with Aravive Biologics and provides that Mr. Shah will serve as our Chief Financial Officer on an “at will” basis with compensation that included a base salary of $360,000, which was increased to $370,800 in January 2021 and further increased to $370,800 in January 2022 and a target bonus equal to 40% of Mr. Shah’s annual base salary. In addition, the Shah Offer Letter provides for severance payments upon certain conditions if we terminate his employment for any reason other than cause or permanent disability, and not in connection with a change in control and that upon a qualifying termination of employment in connection with a change of control, he would be entitled to certain severance payments and benefits, which are described below under “—Potential payments upon termination or change in control.” Mr. Shah resigned as our Chief Financial Officer effective June 2, 2022.

On June 2, 2022, we entered into a consulting agreement (the “Consulting Agreement”) with Mr. Shah pursuant to which he has agreed to provide consulting services to us from time to time. The Consulting Agreement has a term of four months unless sooner terminated. Mr. Shah may terminate the Consulting Agreement without cause at any time upon thirty (30) days’ prior written notice to us. Either party may terminate the Consulting Agreement immediately in the event that the other party has materially breached the Consulting Agreement.  As compensation, we agreed to (i) make a cash payment of $44,557 payable on a monthly basis during the four-month consulting period; and (ii) reimburse all COBRA payments made by Mr. Shah for the benefits continuation during the consulting period.

Mr. Shah also entered into a separation agreement and release with us (the “Separation Agreement”) providing for (i) the payment to him of a total of $286,443 at the rate of $31,827 per month, less applicable withholding, for nine (9) months from our first regular payroll date following the date that is four months following the Effective Date (as defined in the Separation Agreement); (ii) reimbursement of COBRA payments for the lesser of (A) twelve (12) months commencing on the later of June 2, 2022 (the “Separation Date”) and four months from the date of the Consulting Agreement, or (B) until Mr. Shah commences new employment or substantial self-employment; (iii) the acceleration of the vesting of all shares subject to option awards such that all shares subject to the option awards will be vested; (iv) the extension of the period of time for which Mr. Shah has the right to exercise any vested shares until the earlier of (A) the expiration date of the options, (B) thirty-six (36) months from the Separation Date; or (C) the occurrence of a Change in Control (as defined in our 2019 Equity Incentive Plan). The Separation Agreement also contains a non-disparagement obligation on both parties and a standard release of claims on the part of Mr. Shah.

Reshma Rangwala

Effective September 28, 2020, we appointed Dr. Reshma Rangwala as our Chief Medical Officer. Pursuant to the terms of our employment offer letter effective September 28, 2020 with Dr. Rangwala or the Rangwala Offer Letter, her employment with us is on an “at will” basis. Dr. Rangwala’s compensation for services provided as our Chief Medical Officer includes: (i) an annual base salary of $415,000, which was increased to $440,000 in January 2022; (ii) an annual cash bonus targeted at 40% of her base salary, dependent on performance with respect to both corporate and individual goals, as determined by our Board of Directors; (iii) a $50,000 retention bonus to be paid on the 18-month anniversary of the effective date of the offer letter; (iv) an option to purchase 75,000 shares of our common stock pursuant to our 2019 Equity Incentive Plan, with 25% to vest upon the 12-month anniversary of the effective date of the offer letter and the remainder to vest equally in monthly installments over a 36 month period at an exercise price to be determined by the Company’s Board when such option is granted. The Rangwala Offer Letter also provided for severance payments upon certain conditions if we terminate her employment for any reason other than cause or permanent disability, and not in connection with a change in control and that upon a qualifying termination of employment in connection with a change of control, she would be entitled to certain severance payments and benefits, which are described below under “—Potential payments upon termination or change in control. Dr. Rangwala resigned as our Chief Medical Officer effective March 28, 2022.

Executive Officer Offer Letters Subsequent to 2021

Effective March 21, 2022 we appointed Dr. Dove as our Chief Operating Officer. Pursuant to the terms of the offer letter effective March 21, 2022 with Dr. Dove, his employment with us is on an “at will” basis. Dr. Dove’s compensation for services provided as our Chief Operating Officer includes: (i) an annual base salary of $385,000; (ii) an annual cash bonus targeted at 40% of his base salary, dependent on performance with respect to both corporate and individual goals, as determined by our Board of Directors; (iii) an option to purchase 200,000 shares of our common stock pursuant to our 2019 Equity Incentive Plan, with 25% to vest upon the 12-month anniversary of the effective date of the offer letter and the remainder to vest equally in monthly installments over a 36 month period at an exercise price to be determined by the Board when such option is granted.

Effective June 3, 2022 we appointed Mr. Howard as our Chief Financial Officer. Pursuant to the terms of the offer letter effective June 3, 2022 with Mr. Howard, his employment with us is on an “at will” basis. Dr. Howard’s compensation for services provided as our Chief Financial Officer includes: (i) an annual base salary of $395,000; (ii) an annual cash bonus targeted at 40% of his base salary, dependent on performance with respect to both corporate and individual goals, as determined by our Board of Directors; (iii) an option to purchase 290,000 shares of our common stock pursuant to our 2019 Equity Incentive Plan, with 25% to vest upon the 12-month anniversary of the effective date of the offer letter and the remainder to vest equally in monthly installments over a 36 month period at an exercise price to be determined by the Board when such option is granted.

Effective July 1, 2022 we appointed Dr. Geller as our Chief Medical Officer. Pursuant to the terms of the offer letter effective July 1, 2022 with Mr. Geller, his employment with us is on an “at will” basis. Dr. Geller’s compensation for services provided as our Chief Medical Officer includes: (i) an annual base salary of $440,000; (ii) an annual cash bonus targeted at 40% of his base salary, dependent on performance with respect to both corporate and individual goals, as determined by our Board of Directors; (iii) an option to purchase 200,000 shares of our common stock pursuant to our 2019 Equity Incentive Plan, with 25% to vest upon the 12-month anniversary of the effective date of the offer letter and the remainder to vest equally in monthly installments over a 36 month period at an exercise price to be determined by the Board when such option is granted.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Benefits Other Than in Connection With a Change in Control

The McIntyre Offer Letter and the Howard Offer Letter provide that if we terminate any of their employment for any reason other than Cause or Permanent Disability (as defined in the respective Offer Letters), and not in connection with a change in control, if they (i) execute and do not revoke a release of claims within 60 days following the date of termination of employment with us and (ii) returns all of our property in his or her possession he or she will be entitled to twelve months of salary continuation payments (b) if he or she timely elects to continue her health insurance coverage under COBRA, we will pay a portion of him or her monthly COBRA premiums (at the same rate that we pay for active employees) for up to twelve months following the date he or she terminates employment with us (c) 12 months accelerated vesting of stock options and RSUs awarded to him or her and (d) up to 9 months for Dr. McIntyre and 12 months for Mr. Howard post-termination to exercise any vested shares subject to such option. In addition, if terminated in connection with a change of control, severance benefits will be those specified under our 2019 Equity Incentive Plan and our Change in Control Severance Plan (the “Severance Plan’) , which provides for specified severance benefits to certain eligible officers and employees of our company set forth below. In addition, if during the twelve-month period commencing on the closing date of a Change in Control we terminate his or her employment for any reason other than Cause or death or disability or he or she resigns for Good Reason, all unvested equity awards will immediately vest, subject to certain restriction. In addition, under the 2019 Equity Incentive Plan, if involuntarily terminated in connection with certain corporate transactions, including a change in control, Dr. McIntyre would be eligible for full accelerated vesting of her outstanding stock options and RSUs. The Rangwala Offer Letter had similar severance provisions to those set forth in the Shah Offer Letter.

Change in Control Severance Benefit Plan

We have adopted a change in control severance benefit plan (the "severance plan"). The severance plan provides certain of our employees, including our currently employed Named Executive Officers, with severance payments and benefits upon certain qualifying terminations of employment within a one-year period following the closing of a change in control, as defined in the severance plan. The summary below is qualified by reference to the actual text of the severance plan, which is filed as an exhibit to the Form S-1, as amended, filed with the SEC on March 10, 2014.

Under the Severance Plan, in the event of a participant’s involuntary termination without cause (and not due to death or disability) or if a participant resigns for Good Reason (as each terms is defined in the severance plan), if the participant in the severance plan (i) executes and does not revoke a release of claims within 60 days following the date he terminates employment with us and (ii) returns all of our property in his possession, he will be entitled to cash severance equal to the sum of his or her monthly base salary and monthly annual bonus target, multiplied by a severance multiplier, which is 15 in the case of the Chief Executive Officer and 12 in the case of the other C-Suite employees. In addition, following a qualifying termination, if a participant timely elects to continue his health insurance coverage under COBRA, we will pay a portion of his monthly COBRA premiums for a period of specified months following the date of termination.

All stock awards which are vested and exercisable as of the date of a qualifying termination under the severance plan (including by virtue of the provisions of the applicable equity plan) will remain outstanding and exercisable until the earliest to occur of (i) the last day of the applicable severance period, which is 15 months in the case of the Chief Executive Officer and 12 months in the case of the other C-Suite employees (ii) the expiration of the original term of such stock awards.

If one of our named executive officers is entitled to severance benefits under the severance plan by virtue of a qualifying termination of employment within 12 months following a change in control, he would not be entitled to severance benefits under the terms of his offer letter.

In addition, the severance plan provides that, except as otherwise expressly provided in an agreement between us and a participant, if any payment or benefit a participant would receive in connection with a change in control would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and such payment or benefit would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment or benefit will be equal to either (i) the largest portion of the change in control payment that would result in no portion of the payment or benefit being subject to the excise tax, or (ii) the largest portion, up to and including the total payment or benefit, whichever amount, after taking into account all applicable taxes, including the excise tax (all computed at the highest applicable marginal rate), would result in the participant’s receipt, on an after-tax basis, of the greatest economic benefit to the participant, notwithstanding that all or some portion of the payment or benefit may be subject to the excise tax. If a reduction is so required, the reduction will occur in the order specified in the severance plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers. Each award issued to Dr. McIntyre, Mr. Shah, and Dr. Rangwala set forth below is subject to accelerated vesting upon a qualifying termination of his employment, as described under “—Potential Payments Upon Termination or Change in Control.” Dr. Rangwala resigned from her position as our Chief Medical Officer, effective March 28, 2022. Mr. Shah resigned from his position as our Chief Financial Officer, effective June 2, 2022.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

		Option
		Awards(1)
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		options (#)	options (#)	Exercise	Expiration
Name	Grant Date	exercisable	unexercisable	Price ($)	Date
Gail McIntyre	6/15/2017(4)	29,641	—	$0.66	6/14/2027
	12/14/2017(4)	14,820	—	$0.90	12/13/2027
	3/20/2018(4)	14,820	—	$0.90	3/19/2028
	2/28/2019(3)	37,541	15,459	$5.83	2/27/2029
	1/22/2020(3)	23,279	25,304	$10.84	1/21/2030
	4/8/2020(3)	33,333	46,667	$6.16	4/7/2030
	1/25/2021(3)	37,812	127,188	$5.95	1/24/2031
Vinay Shah	10/01/2014(4)	19,380	—	$0.24	9/30/2024
	6/15/2017(4)	38,001	—	$0.66	6/14/2027
	12/14/2017(4)	19,000	—	$0.90	12/13/2027
	3/20/2018(4)	19,000	—	$0.90	3/19/2028
	2/28/2019(3)	26,916	11,084	$5.83	2/27/2029
	1/22/2020(3)	16,687	18,139	$10.84	1/21/2030
	1/25/2021(3)	13,750	46,250	$5.95	1/24/2031
Reshma Rangwala	9/28/2020(2)	23,437	51,563	$4.95	9/27/2030
	1/25/2021(3)	2,291	7,709	$5.95	1/24/2031

(1)	Except as otherwise indicated, vesting of all options is subject to continued service on the applicable vesting date.
(2)

The shares subject to the stock options vest over a four-year period as follows: 25% of the shares underlying the options vest on the one-year anniversary of the vesting start date, and thereafter 1/48th of the shares vest each month.

(3)	1/48th of the shares subject to the option become exercisable monthly measured from the date of the grant.
(4)	The shares subject to these options vested in full upon the closing of the Merger and were assumed by us in the Merger.

Treatment of stock awards under the 2019 Plan

The 2019 Plan, provides that in the event of certain corporate transactions, as defined in the 2019 Plan, the following provisions will apply to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the Board of Directors at the time of grant of a stock award:

The surviving or acquiring corporation (or its parent) may assume, continue or substitute similar stock awards for outstanding stock awards under the 2019 Plan and any reacquisition or repurchase rights held by us may be assigned to the surviving or acquiring corporation (or its parent);

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction will be accelerated in full to a date prior to the effective time of such corporate transaction (contingent upon the effectiveness of the corporate transaction),  and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of such corporation transaction, and any reacquisition or repurchase rights held by us will lapse, contingent upon the effectiveness of such corporate transaction;

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has terminated prior to the effective time of the corporate transaction will not be accelerated and all unvested stock awards held by such participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, but any reacquisition or repurchase rights held by us may continue to be exercised notwithstanding such corporate transaction; or

To the extent a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Board of Directors may provide that the holder of the stock award may not exercise the stock award, but instead will receive a payment, in such form as may be determined by the Board of Directors, equal in value to the excess, if any, of the value of the property the participant would have received upon exercise of the stock award over any exercise price payable by such holder in connection with such exercise. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as defined in the 2019 Plan, as may be provided in the stock award agreement for such stock award or in any other written agreement between us and a participant, but in the absence of such a provision, no such acceleration will occur.

For purposes of the 2019 Plan,  a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Treatment of stock awards under the 2014 Plan

The 2014 Plan, provides that in the event of certain corporate transactions, as defined in the 2014 Plan, the following provisions will apply to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the Board of Directors at the time of grant of a stock award:

The surviving or acquiring corporation (or its parent) may assume, continue or substitute similar stock awards for outstanding stock awards under the 2014 Plan and any reacquisition or repurchase rights held by us may be assigned to the surviving or acquiring corporation (or its parent); provided, that if any such stock awards are so assumed, continued or substituted, if a participant incurs an involuntary termination on or within 12 months following the date of such corporate transaction, any unvested shares subject to such assumed, continued or substituted stock awards will vest in full as of the date of such termination;

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction will be accelerated in full to a date prior to the effective time of such corporate transaction, and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of such corporation transaction, and any reacquisition or repurchase rights held by us will lapse, contingent upon the effectiveness of such corporate transaction;

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has terminated prior to the effective time of the corporate transaction will not be accelerated and all unvested stock awards held by such participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, but any reacquisition or repurchase rights held by us may continue to be exercised notwithstanding such corporate transaction; or

To the extent a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Board of Directors may provide that the holder of the stock award may not exercise the stock award, but instead will receive a payment, in such form as may be determined by the Board of Directors, equal in value to the excess, if any, of the value of the property the participant would have received upon exercise of the stock award over any exercise price payable by such holder in connection with such exercise.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as defined in the 2014 Plan, as may be provided in the stock award agreement for such stock award or in any other written agreement between us and a participant, but in the absence of such a provision, no such acceleration will occur.

For purposes of the 2014 Plan, an involuntary termination generally means, during the 12 months following the closing of a corporate transaction or change in control, either (i) a termination of service other than for cause (as defined in the 2014 Plan) or (ii) a voluntary resignation following: a material diminution in the participant’s base salary; a material diminution in the participant’s authority, duties, position or responsibilities; a material diminution in the authority, duties, position or responsibilities of the participant’s supervisor (including a requirement that a participant report to a corporate officer or employee instead of directly to the Board of Directors); a material diminution in the budget over which the participant retains authority; a relocation of the participant’s principal place of work to a location more than 50 miles away from the principal place of work prior to the consummation of a corporate transaction or a change in control; or any other act or omission that constitutes a material breach by us of the 2014 Plan.

Treatment of stock options under the Aravive Biologics, Inc 2010 and 2017 Equity Incentive Plans

In connection with the Merger, we assumed the Aravive Biologics, Inc. 2010 and 2017 Equity Incentive Plans. The Aravive Biologics, Inc. 2010 and 2017 Equity Incentive Plans provide that in the event of certain corporate transactions, as defined in the plans, the Board of Directors may take one or more of the following actions with respect to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the Board of Directors at the time of grant of a stock award: each outstanding stock award may be assumed or continued or an equivalent stock award may be substituted by a successor corporation and any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to prior stock awards may be assigned to the successor corporation. The plans also provide that in the event of a specified corporate transaction the Board of Directors may determine to accelerate the vesting, in whole or in part of a stock award, with such stock award becoming fully vested and exercisable prior to the corporate transaction arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award or cancel or arrange for the cancellation of a stock award in exchange for cash consideration. Any awards that have not been assumed, continued, substituted, or exercised prior to the corporate transaction will terminate at the closing of the transaction. All options issued under the Aravive Biologics, Inc 2010 and 2017 Equity Plans that were outstanding on the closing of the Merger vested upon the closing of the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 28, 2022 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total (2)
Greater than 5% stockholders other than executive officers and directors:

Raymond Tabibiazar, M.D.(3)	1,612,896	5.2%
Eshelman Ventures, LLC(4)	10,071,985	32.1%
Named Executive officers and directors:
Fredric N. Eshelman, Pharm. D.(5)	10,120,093	32.2%
Amato Giaccia, Ph.D.(6)	1,157,443	3.8%
Michael W. Rogers(7)	47,827	*
Eric Zhang(8)	918,295	3.0%
Gail McIntyre(9)	337,097	1.1%
Peter T.C. Ho, M.D., Ph.D.(10)	35,917	*
John A. Hohneker, M.D. (11)	34,917	*
Sigurd Kirk (12)	34,917	*
Rudy C. Howard(13)	0	0
Leonard Scott Dove, Ph.D.(14)	0	0
Robert B. Geller, M.D.(15)	0	0
Vinay Shah(16)	594,049	1.9%
Reshma Rangwala(17)	0	0
All current executive officers and directors as a group (11 persons)(18)	12,686,506	39.4%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)

Applicable percentages are based on 30,518,269 shares outstanding on July 28, 2022, adjusted as required by rules promulgated by the SEC. Beneficial ownership of shares is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options that are exercisable within 60 days of July 28, 2022 are deemed outstanding for computing the percentage of ownership of the person holding such options. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aravive, Inc., River Oaks Tower, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

(3)

Information is based upon a Schedule 13D filed with the SEC on April 12, 2021. Includes an aggregate of 612,145 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.  The address for Dr. Tabibiazar is c/o 526 Ventures, 245 First Street, 18th Floor, Cambridge, Massachusetts 02142.

(4)

Information for Eshelman Ventures, LLC is based upon a Schedule 13D filed with the SEC on April 5, 2022. Consists of: (i) 9,211,769 shares of Common Stock directly held by Eshelman Ventures, LLC, an entity wholly owned by Dr. Eshelman, and (ii) 860,216 Warrant Shares issuable upon exercise of warrants. The address for Eshelman Ventures, LLC is 319 North 3rd Street, Suite 301, Wilmington, North Carolina 28401.

(5)	Includes 48,108 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022 and 860,216 warrant shares issuable upon exercise of warrants.

(6)	Includes 215,563 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(7)	Includes an aggregate of 47,827 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(8)	Includes an aggregate of 58,529 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(9)	Includes an aggregate of 325,960 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(10)	Includes an aggregate of 34,917 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(11)	Includes an aggregate of 34,917 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(12)	Includes an aggregate of 34,917 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(13)	Includes an aggregate of 0 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(14)	Includes an aggregate of 0 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(15)	Includes an aggregate of 0 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(16)	Mr. Shah resigned as our Chief Financial officer effective June 2, 2022. Includes an aggregate of 403,207 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(17)	Ms. Rangwala resigned as our Chief Medical Officer, effective March 28, 2022. Includes an aggregate of 0 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022.

(18)

Consists of 11,025,552 shares held by the directors and current executive officers, an aggregate of 800,738 shares issuable pursuant to stock options exercisable within 60 days of July 28, 2022 and 860,216 warrant shares issuable upon exercise of warrants.

The following table presents information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans, including the 2014 Plan, the 2019 Plan and the 2014 Employee Stock Purchase Plan. We do not maintain any equity incentive plans that have not been approved by shareholders.

Equity Compensation Plan Information

			Number of securities
			remaining available
			for future issuance
			under equity
	Number of securities		compensation plans
	to be issued upon	Weighted-average	(excluding securities
	exercise of	exercise price	reflected in
	outstanding	of outstanding	column (a))
Plan Category	options (a)	options (b)	(c)
Equity Compensation Plan approved by security holders (1)
2014 Equity Incentive Plan	159,664	$5.41	—
2014 Employee Stock Purchase Plan	—	—	273,681
2019 Equity Incentive Plan	1,355,840	$6.18	1,857,990
Total	1,515,504	$6.10	2,131,671

(1)

This table does not present information regarding equity awards under the Aravive Biologics, Inc. 2010 Equity Incentive Plan and the Aravive Biologics, Inc. 2017 Equity Incentive Plan that were assumed by us in connection with the Merger. As of December 31, 2021, an additional 923,749 shares of our common stock were subject to options outstanding that were assumed in the Merger.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related-Person Transactions Policy And Procedures

In 2014, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we and any “related person” are participants involving an amount that exceeds $100,000. Transactions involving compensation for services provided to us as an employee, director, consultant, or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of our company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by its executive officers, directors, and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a summary of transactions since January 1, 2020 and all currently proposed transactions, to which we have been a participant, in which:

•	the amounts exceeded or will exceed $120,000; and

•

any of the directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest other than as set forth under “Executive Compensation” and “Director Compensation”.

On April 8, 2020, pursuant to the terms of an Investment Agreement that we entered into with, Eshelman Ventures, LLC, a North Carolina limited liability company (the “Investor”), and, solely for purposes of certain provisions of the Investment Agreement, Fredric N. Eshelman, Eshelman Ventures, LLC purchased 931,098 shares of our common stock, (the “Purchased Shares”), for an aggregate purchase price of approximately $5,000,000. We agreed to use commercially reasonable efforts to file and cause to be declared effective prior to the six-month anniversary of the acquisition date a shelf registration statement on Form S-3 with respect to those Purchased Shares that are not otherwise registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), which registration statement was declared effective on July 13, 2020.

On December 31, 2020, we entered into a consulting agreement (the “Consulting Agreement”) with Mr. Tabibiazar pursuant to which he has agreed to provide consulting services to us from time to time. The Consulting Agreement has a one-year term and automatically renews for successive one-year periods unless sooner terminated (the “Term”). The Consulting Agreement may be terminated by either party at any time without cause upon fifteen (15) days’ written notice. As compensation, we agreed to amend the terms of Mr. Tabibiazar’s option grants issued under our equity compensation plan(s) to extend the exercisability date of each option until the earlier of (1) one year following the termination by either Mr. Tabibiazar or us of the Consulting Agreement and (2) the latest date on which the options expire as set forth in the applicable award agreements. In addition, Mr. Tabibiazar has agreed not to (A) offer for sale, sell, pledge or otherwise transfer or dispose of any our securities, or securities convertible into or exercisable or exchangeable for shares of our common stock, (B) to enter into any swap or other derivate transaction that transfers any of the economic benefits or risks of ownership of shares of our common stock or (C) to publicly disclose his intention to do any of the foregoing until April 5, 2021.

On February 12, 2021, we entered into the Purchase Agreement, with Eshelman Ventures relating to the issuance and sale of 2,875,000 shares of the Company’s common stock at a price per share of $7.29. The Offering closed on February 18, 2021 and we received aggregate gross proceeds from the Offering of approximately $21.0 million.

In January 2022, we entered into and closed an investment agreement with Eshelman Ventures relating to the issuance of a pre-funded warrant to purchase up to 4,545,455 shares of the Company’s common stock, par value $0.0001 per share, at a price of $2.20 per share, which was the consolidated closing bid price of our common stock on the Nasdaq on December 31, 2021, for an aggregate purchase price of $10 million.

In March 2022, we entered into a securities purchase agreement with Eshelman Ventures pursuant to which we issued to Eshelman Ventures, in a registered direct offering priced at-the-market consistent with the rules of the Nasdaq Stock Market (i) 860,216 shares of our common stock, $0.0001 par value per share, and (ii) five-year warrants to purchase up to 860,216 additional shares of our common stock. The combined purchase price of each share of common stock and accompanying warrant was $2.325 per share. The exercise price of the accompanying warrants is $2.20, which was the consolidated closing bid price of our common stock on the Nasdaq on December 31, 2021.  The aggregate proceeds from this securities purchase agreement with Eshelman Ventures was $2 million.

Since January 1, 2020, there have been no transactions other than the transactions described above, the compensation arrangements which are described under “Executive Compensation” and “Director Compensation” and the entry into our standard form of indemnification agreements described below with directors and executive officers, and there are no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and our amended and restated bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board of Directors with discretion to indemnify our other officers, employees and agents when determined appropriate by the board. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.

Independence of the Board of Directors

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with our company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors, except Dr. Eshelman due to his current position as Executive Chairman and Dr. McIntyre due to her current position as President and Chief Executive Officer of our company, is “independent” as that term is defined under the rules of Nasdaq. As a result, Dr. Giaccia, Dr. Hohneker, Dr. Ho, Mr. Kirk, Mr. Rogers, and Mr. Zhang are deemed to be “independent” as that term is defined under the rules of Nasdaq.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ANNUAL REPORT/FORM 10-K

Aravive’s 2021 Annual Report is being mailed to certain stockholders concurrently with this Proxy Statement. Copies of the 2021 Annual Report and any amendments thereto, as filed with the SEC, may be obtained without charge by writing to Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.aravive.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER D OCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Aravive stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Aravive, Inc., Attention: Corporate Secretary, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098 or by calling us at (936) 355-1910. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2023 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than April 6, 2023. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our 2023 proxy materials.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2023 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2023 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. However, if we hold the 2023 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. As a result stockholders who intend to present proposals at the 2023 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on May 25, 2023, and no later than the close of business on June 24, 2023. In addition, the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal and nomination that such stockholder intends to present at the 2023 Annual Meeting. All proposals should be addressed to the Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Aravive knows of no other matters to be presented for stockholder action at the 2022 Annual Meeting. However, if any other matter is properly brought before the 2022 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Aravive will be voted in accordance with the discretion of the proxyholders.

By order of the Board of Directors,

/s/ Gail McIntyre

Gail McIntyre Chief Executive Officer and Director

Houston, Texas

August 4, 2022

Aravive, Inc.

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

SUBMIT A PROXY TO VOTE BY INTERNET - http://www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS -

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT A PROXY TO VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the election of each of the following:					number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐

Nominees:

01 Amato Giaccia	02 John Hohneker 03 Michael Rogers

	The Board of Directors recommends you vote FOR the proposals	For	Against	Abstain

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2022.	☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual meeting of Stockholders, dated [DATE].

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ARAVIVE, INC.

2022 Annual Meeting of Stockholders

September 22, 2022 8:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Gail McIntyre and Rudy Howard, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of ARAVIVE, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Time, on September 22, 2022 at The Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina, 27513, or any adjournment or postponement thereof. The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2022 Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side